UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2014

ARIAD Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36172	22-3106987
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 Landsdowne Street, Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 494-0400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 20, 2014, ARIAD Pharmaceuticals, Inc. (the “Company”) entered into a Nomination and Standstill Agreement (the “Agreement”) with Dr. Alexander J. Denner, Sarissa Capital Management LP, Sarissa Capital Domestic Fund LP, Sarissa Capital Offshore Master Fund LP, Sarissa Capital Fund GP LP and Sarissa Capital Offshore Fund GP LLC (collectively, the “Sarissa Group”), pursuant to which the Company agreed to appoint Dr. Alexander J. Denner to the Company’s Board of Directors (the “Board”) as a Class 1 director with a term expiring at the Company’s 2016 annual meeting of stockholders. The Company has also agreed to appoint an additional director (the “Additional Designee”), selected by the Board and approved by Dr. Denner, as a Class 2 director with a term expiring at the 2017 annual meeting of stockholders. The following is a summary of the terms of the Agreement. This summary does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached as Exhibit 99.1 and is incorporated herein by reference.

Under the terms of the Agreement, during the Standstill Period, the Sarissa Group has agreed not to solicit proxies regarding any matter to come before a meeting of the Company’s stockholders, including for the election of directors. Among other provisions, the Sarissa Group has also agreed that, subject to certain exceptions, during the Standstill Period the Sarissa Group will not acquire beneficial ownership of additional shares of the Company’s voting stock. The Agreement generally defines the “Standstill Period” as the period beginning February 20, 2014 and ending on the earlier of the date, if any, that the Sarissa Group gives notice of the nomination of two or more directors at the 2015 annual meeting of stockholders and the date on which Dr. Denner resigns from the Board.

Pursuant to the terms of the Agreement, on February 20, 2014, the Board increased the size of the Board from eight to nine members and appointed Dr. Denner as a Class 1 director to fill the newly created vacancy. In addition, the Board appointed Dr. Denner to serve as a member of the Nominating and Corporate Governance Committee of the Board. The Agreement also provides that, for so long as Dr. Denner is a member of the Board, the Company will give prior notice to the Sarissa Group before the advance notice deadline in the Company’s bylaws if Dr. Denner or the Additional Designee will not be nominated for election at any future annual meeting of stockholders when their current terms expire. Following the appointment of the Additional Designee and for so long as Dr. Denner is a member of the Board, the Board has agreed not to increase the size of the Board above ten members. Pursuant to the Agreement, Dr. Denner will automatically resign if the Sarissa Group no longer beneficially owns at least 6 million shares of the Company’s common stock.

In conjunction with the Agreement, the Company and the Sarissa Group have also entered into a Confidentiality Agreement governing the provision of certain confidential information obtained by Dr. Denner during his service on the Board to the Sarissa Group, a copy of which is attached as Exhibit 99.2 and is incorporated herein by reference.

A copy of the press release issued by the Company announcing the appointment of Dr. Denner is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 5.02 by reference.

Dr. Denner, 44, founded Sarissa Capital, a registered investment advisor, in 2012. Sarissa Capital focuses on improving the strategies of companies to better provide shareholder value. From 2006 to November 2011, Dr. Denner served as a Senior Managing Director of Carl C. Icahn’s investment activities. Prior to that, he served as a portfolio manager at Viking Global Investors, a private investment fund, and Morgan Stanley Investment Management, a global asset management firm, for the Health Sciences Trust Fund and the Biotechnology Fund. Dr. Denner is presently a director of Biogen Idec Inc. and VIVUS, Inc. During the past five years, Dr. Denner had also served as a director of the following life sciences companies: Amylin Pharmaceuticals, Inc., Enzon Pharmaceuticals, Inc. and Mast Therapeutics, Inc. Prior to that time, he served as a director of ImClone Systems Incorporated, where he also served as Chairman of the Executive Committee. Dr. Denner has extensive experience overseeing the operations and research and development of biopharmaceutical companies and evaluating corporate governance matters. He also has extensive experience as an investor, particularly with respect to healthcare companies, and possesses broad life sciences industry knowledge, including a strong background in biotechnology and biotechnology investments. Dr. Denner received his S.B. degree from the Massachusetts Institute of Technology and his M.S., M.Phil. and Ph.D. degrees from Yale University.

Dr. Denner will receive the same compensation and indemnification as the Company’s other non-employee directors, as described in the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 29, 2013, and as updated most recently effective as of January 1, 2014. Upon his initial appointment to the Board, Dr. Denner was granted stock options to purchase 75,000 shares of common stock. In addition, Dr. Denner will be entitled to receive annual cash compensation of $70,000, pro-rated for partial service this year and, at his election, payable in shares of common stock in lieu of cash, as well as annual equity grants on January 31 of each year consisting of stock options to purchase 25,000 shares of common stock and restricted stock units for 12,500 shares of common stock.

Other than the agreements described in Item 1.01, there are no transactions between Dr. Denner and the Company that would be reportable under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d)	The following exhibits are filed with this report:

Exhibit No.	Description

99.1	Nomination and Standstill Agreement, dated February 20, 2014, by and between ARIAD Pharmaceuticals, Inc., Dr. Alexander J. Denner, Sarissa Capital Management LP, Sarissa Capital Domestic Fund LP, Sarissa Capital Offshore Master Fund LP, Sarissa Capital Fund GP LP and Sarissa Capital Offshore Fund GP LLC.

99.2	Confidentiality Agreement, dated February 20, 2014, by and between ARIAD Pharmaceuticals, Inc., Dr. Alexander J. Denner, Sarissa Capital Management LP, Sarissa Capital Domestic Fund LP, Sarissa Capital Offshore Master Fund LP, Sarissa Capital Fund GP LP and Sarissa Capital Offshore Fund GP LLC.

99.3	Press Release of ARIAD Pharmaceuticals, Inc. issued on February 21, 2014.

The press release contains hypertext links to information on our websites. The information on our websites is not incorporated by reference into this Current Report on Form 8-K and does not constitute a part of this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIAD Pharmaceuticals, Inc.

By:	/s/ Edward M. Fitzgerald
Edward M. Fitzgerald
Executive Vice President, Chief Financial Officer

Date: February 21, 2014

Exhibit Index

Exhibit No.	Description

99.1	Nomination and Standstill Agreement, dated February 20, 2014, by and between ARIAD Pharmaceuticals, Inc., Dr. Alexander J. Denner, Sarissa Capital Management LP, Sarissa Capital Domestic Fund LP, Sarissa Capital Offshore Master Fund LP, Sarissa Capital Fund GP LP and Sarissa Capital Offshore Fund GP LLC.

99.2	Confidentiality Agreement, dated February 20, 2014, by and between ARIAD Pharmaceuticals, Inc., Dr. Alexander J. Denner, Sarissa Capital Management LP, Sarissa Capital Domestic Fund LP, Sarissa Capital Offshore Master Fund LP, Sarissa Capital Fund GP LP and Sarissa Capital Offshore Fund GP LLC.

99.3	Press Release of ARIAD Pharmaceuticals, Inc. issued on February 21, 2014.